UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Net Element, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

Notice of Annual Meeting of Shareholders

to be held on [_________ __], 2015

To Our Shareholders:

The 2015 annual meeting of shareholders of Net Element, Inc. (the "Company") will be held on [______ __], 2015, 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, for the following purposes:

1.	To elect six directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2016.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 300 million shares.

3.	To approve the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and issuable pursuant to the terms of the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of the Company's 5,500 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, which was issued pursuant to that certain securities purchase agreement dated April 30, 2015 (the “Preferred Purchase Agreement”) by and among the Company, certain qualified institutional investors and certain institutional accredited investors, in each case, without giving effect to the Exchange Cap (as defined below).

4.	To approve the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the senior convertible notes of the Company in the aggregate principal amount of up to $15,000,000 (the “Notes”) upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying warrants (the “Warrants”), which were issued pursuant to the terms of that certain securities purchase agreement dated April 30, 2015 (the “Note Purchase Agreement”) by and among the Company, certain qualified institutional investors and certain institutional accredited investors, in each case, without giving effect to the Exchange Cap.

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Company will not issue shares of Common Stock pursuant to the terms of the Preferred Stock, Notes and Warrants if such transaction would result in the issuance of more than 19.999% of the amount of Common Stock of the Company issued and outstanding (the "Exchange Cap") unless (i) our stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) The NASDAQ has provided a waiver of Listing Rules that require stockholders' approval of the issuance of shares of common stock in excess of 20%.

The Board of Directors has fixed May 4, 2015 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at http://www.cstproxy.com/netelement/2015.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Oleg Firer
Chief Executive Officer

North Miami Beach, Florida

[____________], 2015

NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

PROXY STATEMENT

INTRODUCTION

General

Net Element, Inc. (the "Company," "we," "us," or "our") is a Delaware corporation with its principal executive offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. The Company's telephone number is (305) 507-8808. This proxy statement, together with the accompanying proxy card, is first being mailed to our shareholders on or about [__________ ___], 2015, and is being furnished in connection with the solicitation of proxies by our Board of Directors for use in voting at our 2015 annual meeting of shareholders, including any adjournment or postponement of the annual meeting. The 2015 annual meeting of shareholders will be held on [__________ ___], 2015, at 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2014 (which includes our audited financial statements for the two fiscal years ended December 31, 2014) is being mailed, or a link to an Internet Web page containing such materials is being sent via email, to our shareholders together with this proxy statement. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Shareholders may send communications in care of our Secretary, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com. Please indicate whether your message is for the Board of Directors as a whole, a particular committee, or an individual director.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect six directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2016.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 300 million shares.

3.	To approve the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and issuable pursuant to the terms of the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of the Company's 5,500 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, which was issued pursuant to that certain securities purchase agreement dated April 30, 2015 (the “Preferred Purchase Agreement”) by and among the Company, certain qualified institutional investors and certain institutional accredited investors, in each case, without giving effect to the Exchange Cap (as defined below).

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4.	To approve the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the senior convertible notes of the Company in the aggregate principal amount of up to $15,000,000 (the “Notes”) upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying warrants (the “Warrants”), which were issued pursuant to the terms of that certain securities purchase agreement dated April 30, 2015 (the “Note Purchase Agreement”) by and among the Company, certain qualified institutional investors and certain institutional accredited investors, in each case, without giving effect to the Exchange Cap.

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of six directors to serve until the 2016 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. In voting by proxy in regard to (i) each of the Company's director nominees, (ii) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 300 million shares, (iii) the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap., and (iv) the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company's director nominees, (ii) FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 300 million shares, (iii) FOR approval of the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap, and (iv) FOR approval of the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap. Please see Proposals 1, 2, 3 and 4 set forth later in this proxy statement. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

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Voting Securities

Holders of Common Stock are entitled to one vote per share. At the close of business on May 4, 2015, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the Company's outstanding voting securities consisted of 47,460,032 shares of Common Stock.

In addition, the holders of shares of Preferred Stock are entitled to the whole number of votes equal to the number of shares of Common Stock into which such shares of Preferred Shares would be convertible on the record date for the vote or consent of the Company stockholders, but in lieu of using the Conversion Price in effect as of the record date such votes are calculated based on the higher of (i) the then existing conversion price per the terms of the Certificate of Designations and (ii) $1.16. As of May 4, 2015, the holders of shares of Preferred Stock are entitled to the number of votes equal to 3,164,037 shares of Common Stock. The holders of shares of Preferred Stock are not entitled to vote with respect to (i) approval of the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap, and (ii) approval of the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap.

No Appraisal Rights

The Company’s stockholders do not have any “appraisal” or “dissenters’” rights in connection with any proposal.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently includes four nonemployee, independent members – David P. Kelley II, William Healy, Drew Freeman and James Caan. Each of Messrs. Kelley, Healy, Freeman and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the six members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the "Commission"). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board's audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the "Investors—Corporate Governance" section of our Internet website at http://www.netelement.com/. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our common stock as of May 6, 2015 by (i) each person who is known to us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Net Element, Inc., 3363 NE 163rd Street, Suite 705, North Miami Beach FL 33160.

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Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of common stock beneficially owned)		Percent of class (1)
Mike Zoi 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	6,437,663	(2)	13.56%
MZ Capital, LLC (Delaware) 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,102,029	(2)	2.32%
TGR Capital, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	3,558,146	(2)	7.50%
MTZ Fund, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,777,344	(2)	3.74%
Kenges Rakishev c/o SAT & Company 241 Mukanova Street Almaty Kazakhstan 050008	7,677,835	(3)	16.18%
Novatus Holding PTE. Ltd. 22B Duxton Hill Singapore 089605, Republic of Singapore	7,320,751	(3)	15.43%
Oleg Firer c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	3,380,655		7.12%
Steven Wolberg c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	892,862		1.88%
James Caan 2791 Hutton Drive Beverly Hills, CA 90210	150,131		0.32%
Jonathan New c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	266,137	(4)	0.56%
David P. Kelley II 64 Horseshoe Road Darien, CT 06820	37,750	(5)	0.08%
William Healy 16W281 83rd Street, Suite B Burr Ridge, IL 60527	75,200		0.16%
Drew Freeman 2542 Nassau Lane Fort Lauderdale. FL 33312	-		0.00%
Beno Distribution, Ltd. P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110	4,538,737	(6)	9.56%
Cayman Invest S.A. A Little Denmark Complex 147 Main Street P.O. Box 4473 Road Town, Tortola, D8 VG 1110	4,102,491	(7)	9.28%
Mayor Trans Ltd. 103 Sham Peng Tong Plaza, Victoria Mahe, Seychelles	4,018,688 (8)		8.47%
All directors and executive officers as a group (8 persons)	12,480,570		26.30%

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(1)	Applicable percentage ownership is based on 47,460,032 shares of common stock outstanding as of May 6, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of May 6, 2015 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	All information regarding shares that may be beneficially owned by Mr. Zoi is based on information disclosed in Forms 3 and 4 filed by Mr. Zoi. Represents: (i) 144 shares of common stock held directly by Mr. Zoi; (ii) 1,102,029 shares of common stock held by MZ Capital, LLC (Delaware); (iii) 3,558,146 shares of common stock held by TGR Capital, LLC; and (iv) 1,777,344 shares of common stock held by MTZ Fund, LLC. Mr. Zoi shares with each of Enerfund, LLC, TGR Capital, LLC, MZ Capital LLC (Delaware) and MTZ Fund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, the respective shares of common stock beneficially owned by those entities.

(3)	All information regarding shares that may be beneficially owned by Kenges Rakishev is based on information disclosed in a Schedule 13D/A filed jointly by Mr. Rakishev, Mark Global Corporation and Novatus Holding PTE. Ltd. with the Commission and on the information available to us. Mr. Rakishev may be deemed to have beneficial ownership of 7,677,835 shares of Common Stock consisting of (i) 357,084 shares of Common Stock held directly by Mr. Rakishev and (ii) 7,320,751 shares of common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has sole voting power and sole dispositive power over 357,084 shares of common stock and shared voting power and shared dispositive power over 7,320,751 shares of common stock.

(4)	Includes 5,749 shares of Common Stock held by Mr. New’s spouse and 10,749 shares of common stock held by Mr. New’s son.

(5)	Includes (a) 23,750 shares of common stock for serving as a director of the Company; and (b) 14,000 shares of common stock issuable upon exercise of warrants with an exercise price of $7.50 per share and an expiration date of October 2, 2017.

(6)	Mr. Nurlan Abduov may be deemed to share beneficial ownership of the security held by Beno Distribution, Ltd. by virtue of his status as the sole shareholder of Beno Distribution, Ltd. All information regarding shares that may be beneficially owned by Mr. Abduov is based on information disclosed in Schedule 13D/A filed jointly by Mr. Abduov and Beno Distribution, Ltd. Mr. Abduov disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Mrs. Anashkhan Gabbazova may be deemed to share beneficial ownership of the security held by Cayman Invest S.A. by virtue of her status as the sole director and shareholder of Cayman Invest S.A. All information regarding shares that may be beneficially owned by Mrs. Anashkhan Gabbazova is based on information disclosed in Schedule 13D/A filed jointly by Mrs. Anashkhan Gabbazova and Cayman Invest S.A.

(8)	Mr. Rufat Baratzada may be deemed to share beneficial ownership of the security held by Mayor Trans Ltd. by virtue of his status as the sole shareholder of Mayor Trans Ltd. All information regarding shares that may be beneficially owned by Mr. Baratzada is based on information disclosed in Schedule 13D filed jointly by Mr.Baratzada and Mayor Trans Ltd.

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DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of March 31, 2015 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Oleg Firer	37	Chief Executive Officer & Director
Steven Wolberg	55	Chief Legal Officer & Secretary
Jonathan New	54	Chief Financial Officer
Kenges Rakishev	35	Chairman
William Healy	50	Director
Drew Freeman	57	Director
David P. Kelley II	57	Director
James Caan	75	Director

Each of our directors will hold office until our next annual meeting of stockholders at which directors are elected or until his successor is duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Oleg Firer, Chief Executive Officer and Director. Mr. Firer has served as Chief Executive Officer and a director of the Company since April 16, 2013. Previously, Mr. Firer served as Executive Chairman of Unified Payments, LLC from January 2011 until its acquisition by the Company’s subsidiary, TOT Group, Inc., on April 16, 2013. From July 2004 until December 2012, Mr. Firer served as President, Chief Executive Officer and Secretary (and from May 2006 until December 2012 as Treasurer and from May 2008 until December 2012 as Chief Financial Officer) of Acies Corporation, a provider of payment processing solutions to small and medium size merchants across the United States. Mr. Firer also served as a director of Acies Corporation from May 2005 until December 2012. Mr. Firer served as the President of GM Merchant Solution, Inc. (from August 2002) and Managing Partner of GMS Worldwide, LLC (from August 2003) until their assets were acquired by Acies Corporation in June 2004. From November 2002 to December 2003, Mr. Firer served as the Chief Operating Officer of Digital Wireless Universe, Inc. From December 2001 to November 2002, Mr. Firer served as the Managing Partner of CELLCELLCELL, LLC. From March 1998 to December 2001, Mr. Firer served as Vice President of SpeedUS Corp. Mr. Firer studied Computer Science at New York Technical College from 1993 to 1995. Mr. Firer currently serves as a member of Star Capital Management, LLC and Star Equities, LLC, Florida-based investment group. In addition, Mr. Firer serves as a board member of InList, RealConnex and several non-for-profit organizations. The Company believes that Mr. Firer’s leadership roles in various payment processing companies makes him qualified to serve as a director of the Company.

Steven Wolberg, Chief Legal Officer and Secretary. Mr. Wolberg has been Chief Legal Officer and Secretary of the Company since April 16, 2013. Previously, Mr. Wolberg served in various capacities with Acies Corporation from approximately January 2009 until December 2012, including as a consultant from approximately January 2009 until October 2009, as a director from October 30, 2009 until December 2012 and as Chief Strategy Officer from March 1, 2010 until December 2012. Mr. Wolberg currently operates a solo law practice in Newton, Massachusetts, Attorney Steven Wolberg, which he has operated since January 1997. Mr. Wolberg served as Chief Counsel and Vice President of Corporate Development for Mascot Networks in Cambridge, Massachusetts from January 2000 to September 2001. Since September 1996, Mr. Wolberg has served as president of Oakland Properties, Inc., a real estate development company. From February 1993 to December 1994, Mr. Wolberg served as an attorney in the real estate and corporate divisions of Brown and Rudnick in Boston, Massachusetts. From March 1988 to November 1991, Mr. Wolberg was a partner with the law firm of Jordaan and Wolberg in Johannesburg, South Africa. From January 1986 to February 1988, Mr. Wolberg was employed as an attorney with Goodman and North in Johannesburg, South Africa. Mr. Wolberg also currently owns and serves as the Managing Member of Prime Portfolios, LLC, which holds a private investment portfolio of payment processing companies. Mr. Wolberg received his Bachelor of Arts from the University of Witwatersrand in Johannesburg, South Africa, his Bachelors of Laws from the University of Witwatersrand, in Johannesburg, South Africa, and his Juris Doctorate from the New England School of Law in Boston, Massachusetts. Mr. Wolberg is a member of the Massachusetts Bar Association.

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Jonathan New, Chief Financial Officer. Mr. New has been Chief Financial Officer of the Company since October 2, 2012. Mr. New was Chief Financial Officer of the Company’s predecessor, Net Element, from March 10, 2008 until October 2, 2012. From 2001 to 2003, Mr. New was Chief Operating Officer of Ener1, Inc. From 2004 until it was sold in 2006, Mr. New owned and operated Wholesale Salon Furniture Corp.com, which imported and distributed salon equipment. Thereafter, until joining Net Element, Mr. New provided services to public companies on a variety of corporate accounting, reporting and audit related issues. Prior to joining Ener1, Inc. in 2001, Mr. New held finance manager and chief financial officer positions with companies including Häagen-Dazs, Virtacon (a web development company), RAI Credit Corporation (private label credit card company) and Prudential of Florida. Mr. New obtained his BS in Accounting from Florida State University and began his career with Accenture. He is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Kenges Rakishev, Chairman. Mr. Rakishev has been a director of the Company and Chairman of the Company’s Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company’s predecessor, Net Element, from April 23, 2012 until October 2, 2012. Mr. Rakishev is one of the Forbes Top 15 wealthiest, most influential and progressive business leaders of the Republic of Kazakhstan with significant investments in banking, finance, insurance, information technology, oil & gas, mining, manufacturing and retail business sectors worldwide. Mr. Rakishev is a large shareholder and member of the board of the largest bank in Kazakhstan, Kazkommertsbank (KASE: KKGB), with over US$250 billion in total assets, large shareholder and Chairman of SAT & Company (KASE: SATC), a diversified industrial holding, among his numerous other investments.Throughout his career, Kenges has served in several notable positions in the public sector including Vice-President of the Union of Chambers of Commerce of the Republic of Kazakhstan, Vice-President of The Boxing Association of Republic of Kazakhstan and Vice-President of the Asian Boxing Confederation. Mr. Rakishev holds a B.A. (Law) from the Kazakh State Law Academy and a B.A. (International Economics) from the Kazakh Economic University. Mr. Rakishev also has an AMP Diploma from Oxford University. We believe that Mr. Rakishev’s international business leadership and relationships, combined with his extensive knowledge and unique perspectives of global business opportunities, qualifies him to serve as a Director of the Company.

William Healy, Director. Mr. Healy is an accomplished financial services industry veteran with more than 24 years of merchant financing and electronic payments industry experience. Mr. Healy is currently the President of Funds4Growth, a leading investment firm focused on financing of payment service providers in the United States. Since launching Funds4Growth, Mr. Healy has successfully structured and financed in excess of $150 million in merchant base loans. Prior to his tenure at Funds4Growth, Mr. Healy founded MBF Leasing, LLC in November of 2003, where he was responsible for strategic planning along with the financial and operational management of MBF Leasing. Prior to that, Mr. Healy spent 13 years with the CIT Group, Inc., where he was the President of CIT’s Lease Finance Group out of Chicago, Illinois, overseeing more than 150 employees involved in over 225,000 leasing transactions, and in excess of $125 million in merchant base financings. Prior to joining CIT, Mr. Healy held several senior level positions with NewCourt Financial, including Chief Operating Officer of the Specialty Finance Division. He is a graduate of the University of Notre Dame with a Bachelor’s degree in Accounting. We believe that Mr. Healy’s extensive knowledge in the payments industry qualifies him to serve as a director of the Company.

Drew J. Freeman, Director. Mr. Freeman is an accomplished industry veteran with more than 30 years of electronic payments industry experience. Mr. Freeman is currently the President of Freeman Consulting, Inc., a payments consulting firm that works with private equity and ISOs. Prior to that, Mr. Freeman served as President of Merchant Data Systems from 2009 to 2013, Group Executive at Chase Paymentech from 2006 to 2007, and Executive Vice President at JP Morgan Chase-First Data JV (Chase Merchant Services) from 2000 to 2006. Mr. Freeman earned a business degree from the University of Miami in 1980. We believe that Mr. Freeman’s extensive knowledge in the payments industry qualifies him to serve as a director of the Company.

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David P. Kelley II, Director. Mr. Kelley has served as a director of the Company since August 2010. Mr. Kelley is a partner of Zenith Capital Partners, LLC, a private equity firm located in New York, where he has served since 2006, and a founding partner of Andover Partners Strategic Security Solutions, LLC (AP-S3, LLC), a security and intelligence consulting firm, where he has served since December 2009. From 1985 to 1988, Mr. Kelley was a tax lawyer in the law firm of Brown and Wood located in New York. From 1988 to 1991, Mr. Kelley worked at Merrill Lynch in New York, where he was promoted to a Director of the Global Swap Group. From 1991 to 1994, Mr. Kelley was a Managing Director at UBS Securities in New York, in charge of the U.S. Structured Products Group. From 1994 to 1998, Mr. Kelley was a Managing Director and Head of the Global Structured Products Group at Deutsche Bank Securities in New York. From 1998 to 2006, Mr. Kelley was a Managing Director of Integrated Capital Associates, a private equity firm located in New York. Mr. Kelley is currently a Director of the Apex-Guotai Junan Greater China Fund, headquartered in Hong Kong. Mr. Kelley graduated from Emory University with a BA degree in 1979. He graduated with a J.D. degree from Temple University School of Law in 1983, and he received an L.L.M. in Taxation from New York University School of Law in 1985. We believe that Mr. Kelley’s experience as a consultant and member of multiple different oversight bodies, provides him with the necessary skills to be qualified to serve as a director of the Company.

James Caan, Director. Mr. Caan has been a director of the Company since October 2, 2012. Mr. Caan served as a director of the Company’s predecessor, Net Element, from January 1, 2011 until October 2, 2012. Mr. Caan also has been Chairman of the Advisory Board of Openfilm since October 12, 2009. Pursuant to Mr. Caan’s advisory agreement with Openfilm, Mr. Zoi and Mr. Kozko are obligated to vote their shares in the Company in favor of Mr. Caan as a director of the Company until December 14, 2013. Mr. Caan is an actor and director, having worked in the film and television industries for over 40 years, and he is one of the entertainment industry’s most renowned talents, having starred in over 80 films. We believe that Mr. Caan’s position with Openfilm, as well as his tenure working as an actor and director in the film and television industry, qualifies him to serve as a director of the Company.

Board Leadership Structure

While the Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate, two individuals currently separately serve as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its shareholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board's primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings and Committees of the Board

The Board of Directors held 1 meeting and acted by unanimous written consent in lieu of a meeting 7 times during the fiscal year ended December 31, 2014. All directors attended 75% or more of all of the meetings of the Board of Directors in 2014. The Board currently includes four nonemployee, independent members – David P. Kelley II, William Healy, Drew Freeman, and James Caan. Each of Messrs. Kelley, Healy, Freeman, and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the six members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On November 26, 2012, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the "Investors—Corporate Governance" section of our Internet website at http://www.netelement.com/. The audit committee held 6 meetings during the fiscal year ended December 31, 2014. The compensation committee acted by unanimous written consent in lieu of a meeting 2 times during the fiscal year ended December 31, 2014. The nominating and governance committee acted by unanimous written consent in lieu of a meeting 1 time during the fiscal year ended December 31, 2014.

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The Board has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is currently comprised of David P. Kelley II (audit committee chairman), Drew Freeman, William Healy, and James Caan. The audit committee's responsibilities and other matters related to the audit committee are discussed below under "Audit Committee Report."

Messrs. Kelley, Healy and Caan serve on the compensation committee of the Board of Directors. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company.

Messrs. Kelley, Healy and Caan serve on the nominating and governance committee of the Board of Directors. The nominating and governance committee's responsibilities and other matters related to the nominating and governance committee are discussed below under "Director Nominations."

Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company's industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board's stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee's policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The nominating and governance committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Shareholder recommendations must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. In order to ensure review and consideration of any shareholder's recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties.

In 2014, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

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Executive Compensation

The following table further summarizes the compensation paid to the Company's directors for service as a director during 2014:

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Kenges Rakishev	$11,250	$52,050	$-	$-	$-	$-	$63,300
David P. Kelley II	$53,750	$52,050	$-	$-	$-	$-	$105,800
James Caan	$7,500	$52,050	$-	$-	$-	$-	$59,550
Felix Vulis (resigned May 21, 2014)	$2,083	$13,013	$-	$-	$-	$-	$15,096
William Healy	$5,000	$26,025					$31,025
Drew J. Freeman	$2,917	$30,363					$33,280

The following table sets forth information for the fiscal years ended December 31, 2014 and 2013 with respect to all compensation paid to or earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. We refer to these individuals as the “named executive officers.”

				Stock	Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Total ($)
Oleg Firer, Chief	2014	$300,000	$300,000	$2,175,970	$-	$29,722	$2,805,692
Executive Officer of Net Element	2013	$170,125	$212,500	$-	$-	$57,521	$440,146
Steven Wolberg, General Counsel and	2014	$200,000	$-	$222,026	$-	$11,722	$433,748
Secretary of Net Element	2013	$114,328	$-	$-	$-	$8,126	$122,454
Irina Bukhanova, Chief Financial Officer	2014	$136,286	$4,536	$156,087	$-	$-	$296,909
of Russia	2013	$97,446	$5,116	$-	$-	$-	$102,562

Outstanding Equity Awards

Outstanding equity awards at December 31, 2014 consists of 1,563,509 shares of restricted stock granted to key executives for 2014 and 2015 base stock awards. We will record a compensation charge of $3,739,159 throughout 2015 and 2016 as the 1,563,509 shares vest each quarter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

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Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Mike Zoi, 10% owner	2	6	0
Oleg Firer, Chief Executive Officer & Director	1	1	0
Steven Wolberg, Chief Legal Officer and Secretary	1	1	0
James Caan, Director	1	1	0
Dmitry Kozko, former President & former Director	1	2	0
William Healy, Director	1	1	0
David P. Kelley II, Director	1	1	0
Felix Vulis, former Director	2	2	0
Kenges Rakishev, Director and 10% owner	1	1	0

Certain Relationships and Related Transactions

On September 25, 2013, the Company entered into a contribution agreement with T1T Lab and T1T Group, LLC, pursuant to which, on September 25, 2013, the Company contributed to T1T Lab all of its membership and participation interests in its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (aka OOO Music1) (collectively, the “Disposed Subsidiaries”). The Disposed Subsidiaries constitute all of the Company’s interests in online media businesses and operations (referred to herein collectively as the Company’s “entertainment assets”). Pursuant to the contribution agreement, the Company agreed to make an initial capital contribution to T1T Lab in the amount of $1,259,000, payable in full or in installments when requested by T1T Lab but in no event later than within the 12-month period after September 25, 2013 (unless such period is mutually extended in writing by the Company and T1T Group, LLC). Subject to T1T Lab’s prior written approval, a portion of the Company’s initial capital contribution could have been made in the form of future services provided by the Company, with the value of such services to be agreed upon in writing between the Company and T1T Group, LLC prior to providing such services. The amount of the Company’s initial capital contribution is a negotiated amount required for T1T Lab to acquire the Disposed Subsidiaries. In exchange for such contributions, the Company was issued a 10% membership interest in T1T Lab and T1T Lab assumed $2,162,158 in liabilities (including $2,000,000 owed by the Company to K 1 Holding Limited pursuant to a promissory note dated May 13, 2013) related to the Disposed Subsidiaries. In addition, all intercompany loans payable by the Disposed Subsidiaries to the Company, on the one hand, and by the Company to the Disposed Subsidiaries, on the other hand, were forgiven by the Company and by T1T Lab (as applicable). Total intercompany loans forgiven by the Company (net of the total intercompany loans forgiven by the Disposed Subsidiaries) was approximately $9,864,602. Such intercompany loans forgiveness did not have an impact of the profit and loss of the Company. Further, pursuant to the contribution agreement, T1T Group, LLC agreed to contribute to T1T Lab from time to time when requested by T1T Lab such services and/or cash as determined by T1T Group, LLC in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. In exchange for such contributions, T1T Group, LLC was issued a 90% membership interest in T1T Lab. From September 25, 2013 to February 11, 2014, the Company indirectly owned a minority interest in the Disposed Subsidiaries through its 10% membership interest in T1T Lab, LLC. On February 11, 2014, the Company executed an Assignment of Membership Interest in favor of T1T Group, LLC. Pursuant to such assignment, the Company transferred to T1T Group, LLC all of the Company’s Interests in T1T Lab in consideration for the Company being released from all of its obligations to T1T Lab (including the obligations to make capital contributions to T1T Lab. Upon such assignment, the Company has no further interests or obligations to T1T Lab, and T1T Group, LLC now owns a 100% membership interest in T1T Lab. Oleg Firer, previously appointed as an “Executive” of T1T LAB, LLC, resigned his position with that entity effective February 11, 2014.

As a result of the Company’s contribution of the Disposed Subsidiaries, the Company now has only one reportable business segment, consisting of mobile commerce and payment processing. The Company disposed of its entertainment assets in order to focus its business operations on mobile payments, transactional services and related technologies and to reduce the significant expenses associated with developing and maintaining the entertainment assets. T1T Group, LLC is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a stockholder of the Company).

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In September 2012, TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, as amended (as amended and supplemented prior to the date hereof by supplement agreements, the “Factoring Credit Facility”), TOT Money assigned to Alfa-Bank its accounts receivable as security for financing for up to 300 million Russian rubles (approximately $9.8 million in U.S. dollars at time of signing). The amount loaned by Alfa-Bank pursuant to the Factoring Credit Facility with respect to any particular account receivable is limited to 80% of the amount of the account receivable assigned to Alfa-Bank. Pursuant to the Factoring Credit Facility, Alfa-Bank is required to track the status of TOT Money’s accounts receivable, monitor timeliness of payment of such accounts receivable and provide related services. Interest on the factoring arrangement ranged from 9.70% to 11.95% annually of the amounts borrowed, with servicing fees ranging from 10 Russian rubles (approximately $0.33 in U.S. dollars) to 100 Russian rubles (approximately $3.28 million in U.S. dollars) per account receivable. TOT Money’s obligations under the Factoring Credit Facility also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev, who is the Chairman of the Board of Directors of the Company and a shareholder. The Factoring Credit Facility expired on April 20, 2014 and was repaid.

On September 17, 2014, TOT Money entered into the Supplement Agreement No. 14 and the Supplement Agreement No. 15 with Alfa-Bank (“Amendment No. 15”), which renewed and amended the Factoring Credit Facility. Pursuant to such amendments, the Factoring Credit Facility was renewed and will expire on June 30, 2016, the maximum aggregate limit of financing (secured by TOT Money’s accounts receivable) to be provided by Alfa-Bank to TOT Money under the Factoring Credit Facility was increased to 415 million Russian rubles (approximately US$ 10,814,614 based on the currency exchange rate on September 17, 2014), Alfa-Bank’s compensation fees (commissions) for providing financing to TOT Money was amended to be computed as a financing rate that ranges from 13.22% to 14.50% of the amounts borrowed, depending upon the number of days in the period from the date financing is provided until the date the applicable account receivable is paid, and the maximum amount of financing on account of the monetary claim assigned by TOT Money to debtor was increased from 80% to 100% of the assigned amount of monetary claim against which the financing is affected. This financing is a factoring facility in which TOT Money could assign to the bank certain (but not all) of its accounts receivable suitable to the lender under such facility as security for financing.  Accordingly, the amounts of our draws under such facility from time to time will depend on the amounts of the accounts receivable suitable for such assignment as of the time we choose to draw under such facility.  We have not drawn any funds under such credit facility.

In August 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (approximately $9.8 million in U.S. dollars). The interest rate on the initial amount borrowed of 53.9 million rubles (approximately $1.8 million in U.S. dollars) under the Credit Agreement is 3.55% per annum. The loan was secured by 55.0 million rubles of restricted cash (approximately $1.8 million in U.S. dollars). Alfa-Bank had the unilateral right to change the interest rate on amounts borrowed under the Credit Agreement from time to time in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion, provided that the interest rate may not exceed 14% per annum. Interest must be repaid on a monthly basis on the 25th of each month. Amounts borrowed under the Credit Agreement must be repaid within six months of the date borrowed. TOT Money’s obligations under the Credit Agreement are secured by a pledge of TOT Money’s deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. The line of credit expired on May 20, 2014 and we did not renew this Credit Agreement.

On November 24, 2014, TOT Money entered into a financing agreement with Bank Otkritie, one of Russia’s largest private listed banks. This financing is complementary to the Company’s Alfa-Bank factoring facility and provides additional flexibility and capacity to expand our presence in Russia’s transactional services market. In conjunction with the Alfa-Bank factoring agreement, TOT Money will have approximately $15 million of available credit to help fund its growth. Per the three-year Agreement, TOT Money will assign to Bank Otkritie its accounts receivable as security for financing in an aggregate amount of up to 200 million Russian rubles (approximately USD $4.2 million based on the currency exchange rate as of the close of business November 17, 2014) provided by Bank Otkritie to TOT Money. Included in this Agreement, Moscow-based Bank Otkritie will track the status of TOT Money’s account receivables, monitor timeliness of payment of such accounts receivable, and provide related services. Oleg Firer, our Chief Executive Officer, has personally guaranteed our financing agreement with Bank Otkritie. This financing is a factoring facility in which TOT Money could assign to the bank certain (but not all) of its accounts receivable suitable to the lender under such facility as security for financing.  Accordingly, the amounts of our draws under such facility from time to time will depend on the amounts of the accounts receivable suitable for such assignment as of the time we choose to draw under such facility.  We have not drawn any funds under such credit facility. Oleg Firer, our Chief Executive Officer, has personally guaranteed this loan.

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In March of 2015, Star Equities LLC, a company associated with our CEO, Oleg Firer, provided a loan to the Company in the amount of $125,000 to pay the invoices from the Company’s investor relations consultant.

Audit Committee Report

The audit committee of the Board consists of four non-employee directors, David P. Kelley II (audit committee chairman), Drew Freeman, William Healy and James Caan. The audit committee operates under a written charter, which is reviewed each year and is available in the "Investors—Corporate Governance" section of our Internet website at http://www.netelement.com/. The Board of Directors has determined that David P. Kelley II is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee's current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Listing Rule 5605(a)(2).

The audit committee monitors and oversees the Company's accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee's responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee's charter. In this context, the audit committee discussed with Daszkal Bolton LLP the results of its audit of the Company's financial statements for the year ended December 31, 2014.

Specifically, the audit committee has reviewed and discussed with the Company's management the audited financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm's responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm's independence. During fiscal year 2014, the Company retained its former independent registered public accounting firm, Daszkal Bolton, LLP, for the audit of the fiscal year 2014 financial statements and the reviews of the Company's 2014 quarterly reports on Form 10-Q.

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Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors.

David P. Kelley II, Chairman
Drew Freeman
William Healy
James Caan.

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PROPOSAL 1

ELECTION OF DIRECTORS

Six directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company. Each of the nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election. However, should any nominee become unavailable, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board's nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Oleg Firer	April 2013
Kenges Rakishev	October 2012
David P. Kelley II	August 2010
James Caan	October 2012
Drew Freeman	May 2014
William Healy	June 2014

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominees, see "DIRECTORS AND EXECUTIVE OFFICERS."

Required Vote

The nominees for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 300 MILLION SHARES

The Board has recommended that the Company's shareholders approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 300 million shares. A copy of the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation is attached as Appendix "A" hereto.

Reason for the Increase of Authorized Shares

The Board believes that an increase of the number of shares of authorized common stock is necessary in anticipation of future capital-raising transactions. Prior to the proposed increase of the number of shares of authorized Common Stock (i.e., without giving effect to the amendment to the Company’s Amended and Restated Certificate of Incorporation), (a) 200,000,000 shares of Common Stock are authorized, of which 46,911,282 shares of Common Stock were issued and outstanding as of May 4, 2015; and (b) 1,000,000 shares of the Company’s preferred stock are authorized for issuance, of which, 5,500 shares of the Preferred Stock are issued or outstanding as of May 4, 2015.

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18,179,516 shares of Common Stock are currently reserved for issuance pursuant to the Company’s securities (other than the securities issued or issuable pursuant to the Certificate of Designations, the Preferred Purchase Agreement and related documents, the Notes, the Warrants and the Note Purchase Agreement and related documents) exercisable or exchangeable for, or convertible into, Common Stock.

In addition, initially, 9,501,850 shares of Common Stock are currently reserved for the issuance pursuant to the terms of the Certificate of Designations upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock issued pursuant to the Preferred Purchase Agreement.

Further, (a) 25,000,000 shares of Common Stock are currently reserved for the issuance pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (b) the amount of shares equal to 130% of the maximum number of the shares of Common Stock issuable pursuant to the Warrants, each as of the trading day immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) is reserved for the issuance(s) from time to time in connection with the exercise of the Warrants.

None of the shares of Company’s preferred stock is reserved for issuance.

Effect of the Increase of Authorized Shares

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the Board of Directors has no immediate plans to issue the additional shares of common stock to be authorized by Proposal 2. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed. These potential purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products. For such potential purposes, the Company filed on October 16, 2014 a shelf registration statement (the “Shelf Registration Statement”) with the SEC for an aggregate offering amount of the Company’s securities with a value of up to $50,000,000, consisting of a combination of the shares of the Company’s common stock and preferred stock, the warrants to purchase shares of common stock of the Company, the units comprised of one or more of the other classes of securities in any combination and the subscription rights to purchase common stock, preferred stock or other securities in any combination.

We could also use the additional shares of common stock that will become available to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that Proposal 2 could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

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Required Vote

The proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 300 million shares will be approved if a majority of the outstanding shares entitled to vote on the proposal vote for approval of Proposal 2. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal 2.

The Board recommends a vote FOR the proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 300 million shares.

PROPOSAL 3

APPROVAL OF THE ISSUANCE BY THE COMPANY, FOR PURPOSES OF THE NASDAQ LISTING RULES 5635(a) AND 5635(d), OF COMMON STOCK ISSUED AND ISSUABLE PURSUANT TO THE TERMS OF THE CERTIFICATE OF DESIGNATIONS OF THE PREFERRED STOCK UPON CONVERSION, AMORTIZATION, PAYMENT OF DIVIDENDS, AS PART OF THE MAKE-WHOLE AMOUNT OR OTHERWISE OF, OR WITH RESPECT TO, THE PREFERRED STOCK, IN EACH CASE, WITHOUT GIVING EFFECT TO THE EXCHANGE CAP

Background and Reasons for the Transaction

On April 30, 2015, the Company entered into a Securities Purchase Agreement with certain qualified institutional investors and certain institutional accredited investors (the "Preferred Purchase Agreement"), pursuant to which we issued to the Investors 5,500 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”), for $1,000 per share, for an aggregate consideration of $5,500,000 (the “Transaction”). The material terms of the Preferred Stock are described below.

Revere Securities, LLC (“Revere”) acted as placement agent in connection with the offer and sale of the Preferred Stock. The amount of compensation paid to Revere with respect to this placement of Preferred Stock equaled to 5.00% of the gross proceeds from such placement.

We intend to use the proceeds received by us in the Transaction for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures, to pay all legal and other fees, costs and expenses related to and in connection with the transactions contemplated by the Preferred Purchase Agreement and other related transaction documents (including the fees of Revere in an amount not exceeding $250,000), as well as for the cash portion of the acquisition of the PayOnline group of companies (“PayOnline”), and for the purchase of residual distributions from agents.

The reason we entered into the Transaction is to obtain funding for our general corporate purposes, as well as the acquisition of PayOnline.

Contemporaneously with the Preferred Purchase Agreement, we also entered into a Voting Agreement, whereby certain stockholders of the Company, holding in the aggregate 53.47% of the issued and outstanding shares of Common Stock as of April 30, 2015, agreed to vote to in favor of the Transaction, including the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and (d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) upon conversion, amortization, payment of dividends, as part of the Make-Whole Amount or otherwise of, or with respect to, the Preferred Stock, in each case without giving effect to the Exchange Cap, and against any action or agreement that would result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the Preferred Purchase Agreement.

Description of Preferred Stock

The rights, preferences, and privileges of the Preferred Stock are set forth in the Certificate of Designations. The Certificate of Designations provides for certain voting rights, conversion rights, and adjustments to the conversion price of the Preferred Stock based on stock dividends, stock splits, and certain dilutive issuances. The Certificate of Designations also provides for certain dividend rights and redemption obligations.

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Dividends. Dividends on the Preferred Stock will be 9% per annum (provided that upon the occurrence of a triggering event, the dividend rate shall be increased to 18% per annum), payable monthly calculated on the basis of a 360-day year consisting of twelve 30-day months. Such dividend is payable, subject to the satisfaction (or waiver) of certain equity conditions, in Common Stock, par value $0.0001 per share (the "Common Stock"), or, at the Company’s option, in cash or, provided that certain equity conditions are satisfied or waived, in a combination of cash and shares of Common Stock, on May 29, 2015 and on the last trading day of each subsequent month until April 2017. If the 30-day VWAP of the Common Stock falls below 50% of the Market Price or the Company fails to satisfy certain other equity conditions, the dividend shall be payable in cash only unless waived by the holders of Preferred Stock. “Market Price” means 92% of the lowest of (i) the arithmetic average of the three (3) lowest weighted average price of the Common Stock (“VWAP”) during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable date of determination, (ii) the VWAP on the trading day immediately preceding the applicable date of determination and (iii) the VWAP on the applicable date of determination.

If the Company elects to pay such dividend in Common Stock, then the Company will deliver to the holders of Preferred Stock a number of shares of Common Stock equal in value to the dividend payment amount, divided by the lowest of (i) 92% of the average of the arithmetic average of the three lowest daily VWAP during the 15 trading days immediately prior to the payment date, (ii) 92% of the VWAP on the trading day immediately prior to the payment date and (iii) 92% of the VWAP on the applicable date of determination.

Conversion. Each share of Preferred Stock is convertible at the option of the holder into 575 shares of Common Stock (which reflects an initial conversion price of $1.74 per share of Common Stock (the "Preferred Fixed Conversion Price") or, with respect to a Qualifying Conversion, the lower of (i) the Preferred Fixed Conversion Price and (ii) the Market Price as in effect on the applicable date of determination. “Qualifying Conversion” means conversion of the stated value of the Preferred Stock (i.e., $1,000 per share of Preferred Stock) plus accrued dividend not exceeding on any given trading day three (3) times the installment amount due on the last trading day of each calendar month through maturity (with the first installment due date being May 29, 2015) immediately following the applicable date of determination. Upon each conversion, redemption or monthly installment payment, an amount of dividend with respect to the applicable shares of Preferred Stock will be payable through the Preferred Stock maturity date of April 30, 2017, that but for such event would have accrued with respect to such shares of Preferred Stock if such shares had remained outstanding for the period from such event through such maturity date. The Company will not effect the conversion of any portion of a holder’s Preferred Stock to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total outstanding Common Stock of the Company, unless the holder provides 61 day prior written notice to the Company of an increase to such Maximum Percentage, in which case the number of shares of Common Stock issuable upon conversion may increase, but may never increase to more than 9.99% of the total outstanding Common Stock of the Company. In addition, the Company will not issue shares of Common Stock (pursuant to the terms of the Preferred Stock, Notes and Warrants) if such transaction would result in the issuance of more than 19.999% of the amount of Common Stock of the Company issued and outstanding (the "Exchange Cap") unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) The NASDAQ has provided a waiver of Listing Rules that require stockholders' approval of the issuance of shares of common stock in excess of 20%.

The Convertible Preferred Stock is convertible at the holder’s option, in whole or in part, at any time. The conversion price will be subject to adjustment for stock dividends, stock splits, dilutive securities issuances, and other customary adjustment events.

Dividend Protection. The holders of the Preferred Stock shall be entitled to receive dividends on all shares of Common Stock underlying the Preferred Stock on an as converted basis.

Anti-Dilution Protection. If the Company issues or sells any shares of Common Stock for a consideration per share less than the Preferred Fixed Conversion Price for the Preferred Stock in effect immediately prior to such issuance or sale, then the Preferred Fixed Conversion Price then in effect shall be reduced to an amount equal to the new issuance price. Such anti-dilution protection shall only be applicable to third party financings, with carve outs for acquisitions, employee incentives, and other customary Company related stock transactions.

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Change of Control. Upon completion of a change of control, the holders of the Preferred Stock may require the Company to purchase any outstanding Preferred Stock in cash at the sum of (I) the greater of (a) 120% of the stated value per share being redeemed, which is $1,000 plus accrued but unpaid dividends, if any (the “Conversion Amount”), or (b) the product of (1) the Conversion Amount being redeemed and the quotient determined by dividing (A) the greatest closing sale price of the Common Stock during the period commencing as of the trading day immediately prior to the public announcement of such change of control by (B) the lowest Preferred Fixed Conversion Price, and (II) the amount of dividends per applicable Preferred Stock that would have accrued with respect to such share if the shares had remained outstanding through the maturity date of April 30, 2017.

Voting. Each holder of Preferred Stock shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Preferred Stock would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of such record date, such votes shall be calculated based on the higher of (i) the then existing Conversion Price and (ii) $1.16 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction from and after April 30, 2015) and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. The holders of shares of Preferred Stock are not entitled to vote with respect to approval of the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap.

Liquidation Preference. In a liquidation, each holder of Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether capital or surplus, before any amount is paid to the holder of any junior shares (including, without limitation, the Common Stock), an amount equal to the sum of the Conversion Amount plus the amount necessary to make-whole for all dividends that would accrue through the maturity date of April 30, 2017.

Redemption Rights. Upon any of the following triggering events:

•	while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holders of Preferred Stock for the issuance and sale of the shares upon conversion of the Preferred Stock, and such lapse or unavailability continues for a period of five (5) consecutive trading days or for more than an aggregate of twenty (20) days in any 365-day period; "Registration Statement" means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the registration statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act and the published rules and regulations thereunder and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Securities Act and the published rules and regulations thereunder;

•	(A) the suspension from trading for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period or (B) the failure of the Common Stock to be listed on The Nasdaq Capital Market, The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market;

•	our (A) failure to cure Company’s failure to credit a holder of Preferred Stock balance account with DTC on or prior to the applicable Share Delivery Date (a “Conversion Failure”) by delivery of the required number of shares of Common Stock within ten (10) business days after the applicable date of conversion, (B) the occurrence of two (2) or more Conversion Failures or (C) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any shares of Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of the Certificate of Designations, other than pursuant to “Limitation on Conversions;”

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•	at any time following the tenth (10th) consecutive Business Day that a Holder's Authorized Share Allocation (as defined in “Reservation of Shares”) is less than the number of shares of Common Stock that a holder of Preferred Stock would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares (without regard to any limitations on conversion set forth in “Limitations on Conversions” or otherwise);

•	our failure to pay to a Holder any amounts when and as due pursuant to the Certificate of Designations or any other transaction document;

•	any default under, redemption of or acceleration prior to maturity of any indebtedness of the Company or any of our subsidiaries

•	we or any of our subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (d) makes a general assignment for the benefit of its creditors or (e) admits in writing that it is generally unable to pay its debts as they become due;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of our subsidiaries in an involuntary case, (b) appoints a Custodian of the Company or any of our subsidiaries or (c) orders the liquidation of the Company or any of our subsidiaries;

•	a final judgment or judgments for the payment of money aggregating in excess of $350,000 are rendered against the Company or any of our subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $350,000 amount set forth above so long as the Company provides each holder of Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such holder of Preferred Stock) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

•	other than as specifically set forth in another clause of this section, the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

•	any breach or failure in any respect to comply with “Company Installment Conversion or Redemption” of the Certificate of Designations;

•	we breach any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days;

•	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that certain equity conditions are satisfied or that there has been no equity conditions failure or as to whether any event of default under the Preferred Purchase Agreement and related transaction documents has occurred; or

•	we fail to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program or otherwise fail to credit or be unable to credit shares required to be delivered to a holder of Preferred Stock pursuant to the terms of the Certificate of Designations to such holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system; or

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•	any material damage to, or loss, theft or destruction of a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Preferred Purchase Agreement).

then each holder of Preferred Stock will have the right to require us to redeem all of the Preferred Stock then held by such holder of Preferred Stock for a cash amount (the Redemption Amount) equal to the sum of (I) greater of (i) the Conversion Amount and (ii) the product of (x) the Conversion Amount and (y) the quotient determined by dividing (1) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the Triggering Event and ending on the date the holder delivers the notice of redemption, by (2) the lowest fixed conversion price in effect during such period, and (II) the amount necessary to make-whole for all dividends that would accrue through the maturity date of April 30, 2017.

The information provided herein contains summaries of the Preferred Purchase Agreement and the Certificate of Designations and is qualified in its entirety by reference to the Preferred Purchase Agreement and the Certificate of Designations, each of which is attached to this proxy statement as Appendix B and C, respectively, and each of which is incorporated herein by reference.

Why We Need Stockholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ's rules and regulations. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock of another company if, as a result of that issuance of Common Stock or securities convertible into Common Stock, the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

In addition, NASDAQ Listing Rule 5635(d) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock is not determinable at this time since such number will fluctuate based upon the Market Price. However, to facilitate understanding, below is an illustrative chart reflecting a range of the number of shares of Common Stock issuable pursuant to the terms of the Certificate of Designations upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock using, solely for illustration purposes, weighted average price of Common Stock on May 13, 2015 (however, the Market Price will fluctuate and may be different on the applicable date of determination; this also assumes that the Market Price will be lower than the Preferred Fixed Conversion Price as of the applicable date of determination):

Stated Amount of Preferred Stock	Total Dividend (Including Make-Whole Amount)	Total Stated Amount plus Dividend (Including Make- Whole Amount)	For Illustration Purposes Only, Total
Number of Shares of Common Stock
Issuable Upon Conversion of the entire
Stated Amount Plus Dividend (including
Make-Whole Amount) based on Conversion
Price of $0.777 (calculated as 92% of the
weighted average price of Common Stock
on May 13, 2015)
$5,500,000	$990,000	$6,490,000	8,352,639

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Any such issuances of Common Stock will result in dilution to existing stockholders. In addition, the significant concentration of ownership in our Common Stock and the Preferred Stock may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning stock in companies with significant stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. These significant stockholders may be able to determine all matters requiring stockholder approval. The interests of significant stockholders may not always coincide with our interests or the interests of other stockholders.

Required Vote

Approval of the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and (d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap, requires the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 3. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 3.

The holders of shares of Preferred Stock are not entitled to vote with respect to approval of the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and 5635(d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap.

The Board recommends a vote FOR the proposal to approve the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and (d), of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations of the Preferred Stock upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, the Preferred Stock, in each case, without giving effect to the Exchange Cap.

PROPOSAL 4

APPROVAL OF THE ISSUANCE BY THE COMPANY FOR PURPOSES OF THE NASDAQ LISTING RULE 5635(d), OF COMMON STOCK ISSUED AND ISSUABLE (X) PURSUANT TO THE TERMS OF THE NOTES UPON CONVERSION, AMORTIZATION, PAYMENT OF INTEREST, AND AS PART OF THE MAKE-WHOLE AMOUNT, OR OTHERWISE OF, OR WITH RESPECT TO, THE NOTES AND (Y) UPON EXERCISE OF THE ACCOMPANYING WARRANTS, IN EACH CASE, WITHOUT GIVING EFFECT TO THE EXCHANGE CAP.

Background and Reasons for the Transaction

On April 30, 2015, the Company entered into the Note Purchase Agreement with certain qualified institutional investors and certain institutional accredited investors (collectively, the “Note Investors”), pursuant to which we issued (i) senior convertible notes of the Company in the aggregate principal amount of $5,000,000 (the “Initial Notes”), pursuant to which shares of Common Stock are issuable upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise and (ii) warrants (the “Warrants”) exercisable to purchase such number of shares of Common Stock that equal 88% of the shares of Common Stock underlying the Initial Notes (collectively, the “Debt Transaction”). The Initial Notes and the Warrants were issued to the Note Investors in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D as promulgated by the Commission under the 1933 Act.

The Note Investors each have the right, in their sole discretion, to elect to purchase additional senior convertible notes of the Company for up to $10,000,000 along with related Warrants. Such additional senior convertible notes of the Company will have terms substantively similar to the Initial Notes and Warrants issued on April 30, 2015, except that the conversion price and exercise price and the term of such securities will be fixed at the time of such additional closing date. The Initial Notes and such additional senior convertible notes of the Company in the combined aggregate principal amount of up to $15,000,000 are referred to as the “Notes.”

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All $5 million of gross proceeds of the Debt Transaction initial closing on April 30, 2015 were placed at closing into deposit accounts by the Note Investors. We expect to receive $2.5 million of gross proceeds from the deposit accounts 30 days subsequent to receiving our stockholder approval and the satisfaction of certain other equity conditions. We expect to receive the remaining balances subsequently thereafter.

The material terms of the Notes and the Warrants are described below.

We intend to use the proceeds received by us in the Debt Transaction for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures.

The reason we are entering into the Transaction is to obtain funding for our general corporate purposes.

Contemporaneously with the Note Purchase Agreement, we also entered into a Voting Agreement, whereby certain stockholders of the Company, holding in the aggregate 53.47% of the issued and outstanding shares of Common Stock as of April 30, 2015, agreed to vote to in favor of the Debt Transaction, including the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap, and against any action or agreement that would result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the Note Purchase Agreement.

Description of Notes

Pursuant to the Debt Transaction, the Company is offering Notes up to an aggregate principal amount of $15,000,000.

Maturity. The Notes will have a maturity date of April 30, 2018, as may be extended as the option of the holder in an event of default and through the date that is 10 business days after the consummation of a change of control of the Company.

Interest. The Notes will accrue interest at the rate of 7% per annum (provided that upon the occurrence of an event of default, the interest rate shall be increased to 18% per annum), payable in arrears monthly on the last trading day of each month, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be subject to a make-whole amount through the maturity date upon any earlier conversion, redemption, or amortization.

Interest shall be payable in Common Stock so long as certain equity conditions are satisfied (or waived); provided, that the Company may, at its option following notice to each holder of Notes, pay Interest in cash or, provided certain equity conditions are satisfied (or waiver), in a combination of cash and Common Stock. If the Company pays such Interest in Common Stock, then the Company will deliver to the holders of Notes a number of shares of Common Stock equal in value to the interest payment amount, divided by the lower of 93% of the lowest of (i) the arithmetic average of the 5 lowest weighted average prices of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the applicable date of determination, (ii) the weighted average price of the Common Stock on the trading day immediately preceding the applicable date of determination and (iii) the weighted average price of the Common Stock on the applicable date of determination (the "Note Market Price").

Upon each conversion, redemption or monthly payment (as described below), an amount of Interest will be payable through the Notes' maturity date of April 30, 2018, that but for such event would have accrued with respect to such Notes if the Notes had remained outstanding for the period from such event through such maturity date.

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Principal Amortization. The Company shall repay the principal amount of the Notes in 5 installments with each installment payable once every month, with the first payment due immediately following the earlier of (i) the date when the Notes have been registered pursuant to an effective registration statement and (ii) the date that is six (6) months immediately following the issuance date of the Notes.

Upon the occurrence of an event of default under the Notes, a holder of Notes may require the Company to redeem all or a portion of its Notes. The portion of the Notes subject to such redemption must be redeemed by the Company, in cash, at a price equal to the sum of (x) the greater of (1) 125% of the amount being redeemed, and (2) the market value of the underlying shares and (y) the make-whole interest amount through the maturity date of the Notes.

Conversion. The Notes issued on April 30, 2015 will initially be convertible at the option of the holder into shares of Common Stock at $1.624 per share (the "Note Fixed Conversion Price"); or, with respect to a Note Qualifying Conversion, the lower of (i) the Note Fixed Conversion Price and (ii) the Note Market Price as in effect on the applicable date of determination. “Note Qualifying Conversion” means conversion of the Note’s principal to be converted, amortized, redeemed or otherwise with respect to which this determination is being made, plus accrued and unpaid interest and late charges, if any, not exceeding on any given trading day three (3) times the installment amount due on the last trading day of each installment due date immediately following the applicable date of determination. Subject to certain limited exceptions, if the Company issues or sells shares of Common Stock, rights to purchase shares of Common Stock, or securities convertible into shares of its Common Stock for a price per share that is less than the Note Fixed Conversion Price then in effect, the Note Fixed Conversion Price then in effect will be decreased to equal such lower price. The Note Fixed Conversion Price will be fixed at 140% of the lowest of (i) 93% of the arithmetic average of the five (5) lowest weighted average prices of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the applicable date of determination, (ii) 93% of the weighted average price of the Common Stock on the trading day immediately preceding the applicable date of determination and (iii) 93% of the weighted average price of the Common Stock on the applicable date of determination.

The Notes are convertible at the holder’s option, in whole or in part, at any time. The conversion price will be subject to adjustment for stock dividends, stock splits, dilutive securities issuances, and other customary adjustment events.

Ranking. All payments due under the Notes shall be senior to all other indebtedness of the Company.

Covenants. While the Notes are outstanding, the Company shall not create, authorize, or issue additional capital stock or convertible securities other than pursuant to an equity incentive plan, incur or guarantee any indebtedness other than as permitted under the Note, declare or pay any cash dividend, among other prohibited actions.

No holder of Notes and/or Warrants has the right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in such holder to become the beneficial owner of more than 4.99% of the Company’s Common Stock, unless the holder provides 61-day prior written notice to the Company of an increase of such percentage, in which case the number of shares of Common Stock issuable upon conversion or exercise may increase, but may never increase to more than 9.99% of the total outstanding Common Stock of the Company.

Description of Warrants

The Warrant is exercisable on or after the date of issuance and expire on the third (3rd) year anniversary of the date of issuance. The initial exercise price of the Warrants is $1.74 per share. If the Company issues or sells shares of Common Stock, rights to purchase shares of its Common Stock, or securities convertible into shares of its Common Stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of the Company’s common stock issuable upon exercise of the Warrant will increase proportionately. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances.

If the resale of the shares of Common Stock issuable upon exercise of the Warrants is not covered by a registration statement under the 1933 Act, holders of Warrants may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Warrants.

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At any time after the date that no Notes are outstanding, provided that certain equity conditions have been satisfied, the Company may force the exercise of all or any part of the Warrants then remaining. The Warrants contain standard protections for dividends, purchase rights and merger, consolidation or asset sale transactions.

The Company will not effect the exercise of a Warrant to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total outstanding Common Stock of the Company, unless the holder provides 61 day prior written notice to the Company of an increase to such Maximum Percentage, in which case the number of shares of Common Stock issuable upon exercise may increase, but may never increase to more than 9.99% of the total outstanding Common Stock of the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment for stock dividends, stock splits, dilutive securities issuances, and other customary adjustment events.

Under the terms of the Notes and the Warrants, the Company will not issue shares of Common Stock (pursuant to the terms of the Preferred Stock, Notes and Warrants) if such transaction would result in the issuance in excess of the Exchange Cap unless (i) the Company’s stockholders shall have approved the issuance of shares of Common Stock in excess of 20% of the amount of Common Stock of the Company issued and outstanding, or (ii) The NASDAQ has provided a waiver of Listing Rules that require stockholders' approval. Such limitation will not apply if the Company’s stockholders approve issuances above such limitation.

Pursuant to the Note Purchase Agreement, we entered on April 30, 2015 into a Registration Rights Agreement with the Note Investors. Pursuant this Registration Rights Agreement, we agreed to register for resale the Common Stock issuable in connection with the conversion of the Notes and the exercise of the Warrants.

The information provided herein contains summaries of the Note Purchase Agreement and is qualified in its entirety by reference to the Note Purchase Agreement, Form of Note and Form of Warrant which are attached to this proxy statement as Appendix D, Appendix E and Appendix F, respectively, and each of which is incorporated herein by reference.

Why We Need Stockholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ's rules and regulations. NASDAQ Listing Rule 5635(d) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The maximum number of shares of Common Stock issuable upon conversion of the Notes is not determinable at this time since such number will fluctuate based upon the market price. However, to facilitate understanding, below is an illustrative chart reflecting a range of the number of shares of Common Stock issuable pursuant to the terms of (a) the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (b) the Warrants using, solely for illustration purposes, weighted average price of Common Stock on May 13, 2015 (however, the Market Price will fluctuate and may be different on the applicable date of determination; this also assumes that the Market Price will be lower than the Note Fixed Conversion Price as of the applicable date of determination):

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(a) Notes:

Principal Amount of the Notes	Total Interest (including Make- Whole Amount)	Total Principal Amount Plus Total Interest (Including Total Make- Whole Amount)	For Illustration Purposes
Only, Total Number of Shares
of Common Stock Issuable
Upon Conversion of the
Entire Principal Amount Plus
Total Interest (including Total
Make-Whole Amount) based
on Conversion Price of $0.785
(calculated as 93% of the
weighted average price of
Common Stock on May 13,
				2015)
Currently Issued Notes	$5,000,000	$1,050,000	$6,050,000	7,707,007
Additional Notes Which May be Potentially Issued	$10,000,000	$2,100,000	$12,100,000	15,414,013
Total:	$15,000,000	$3,150,000	$18150,000	23,121,020

(b) Warrants:

For Illustration Purposes Only, Total Number of Shares of Common Stock
Issuable Upon Exercise of all Warrants (calculated as 88% of the shares of Common
Stock underlying the Notes (as determined in the Notes illustrative chart above))
Currently Issued Warrants	6,782,166
Additional Warrants Which May be Potentially Issued if Additional Notes are Issued	13,564,332
Total:	20,346,498

In the above illustration, it is assumed that the Note Investors will elect to purchase additional Notes of the Company for the entire $10,000,000 along with related Warrants. The actual conversion price for such additional Notes, if issued, would be determined as of the applicable date of determination, and such conversion price would be the lower of the then determined fixed conversion price of such additional Notes and the then applicable Market Price. In addition, since the number of Warrants to be issued to the Note Investors is a function of the number of shares underlying the Notes, the number of Warrants may be greater or lesser than the number of Warrants set forth in the table above.

The maximum number of shares of Common Stock issuable upon exercise of the Warrants may be increased due to the anti-dilution adjustments. Any such issuances of Common Stock will result in dilution to existing stockholders. In addition, the significant concentration of ownership in our Common Stock may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning stock in companies with significant stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. These significant stockholders may be able to determine all matters requiring stockholder approval. The interests of significant stockholders may not always coincide with our interests or the interests of other stockholders.

Required Vote

Approval of the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap, requires the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 4. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 4.

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The holders of shares of Preferred Stock are not entitled to vote with respect to approval of the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap.

The Board recommends a vote FOR the proposal to approve the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock issued and issuable (x) pursuant to the terms of the Notes upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, the Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2016 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, generally no later than [_______ ___], 2016 in order to receive consideration for inclusion in the Company's 2015 proxy materials. However, if next year's annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year's annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2016 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year's meeting but not included in the proxy statement must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 3363 NE 163RD STREET, SUITE 705, NORTH MIAMI BEACH, FLORIDA 33160.

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Appendix "A"

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK TO 300 MILLION SHARES

Net Element, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.             The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Original Certificate").

2.             The Corporation amended and restated the Original Certificate by filing the Corporation's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Amended and Restated Certificate").

3.             The Corporation amended the Amended and Restated Certificate by filing an amendment thereto with the Secretary of State of the State of Delaware on December 5, 2013.

4.             The Corporation amended the Amended and Restated Certificate by filing an amendment thereto with the Secretary of State of the State of Delaware on December 16, 2014 (together with the Amended and Restated Certificate, as amended, the “Certificate.”)

5.             This Certificate of Amendment amends the provisions of the Certificate.

6.             Article IV Section A of the Certificate is hereby amended and restated in its entirety to be and read as follows:

"ARTICLE IV: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 301,000,000 shares consisting of:

1. 300,000,000 shares of Common Stock, with a par value of $0.0001 per share (the “Common Stock”); and

2. 1,000,000 shares of Preferred Stock, with a par value of $0.01 per share (the “Preferred Stock”). "

7.             Pursuant to resolution of the Board of Directors of the Corporation setting forth this proposed amendment of the Certificate, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration and approval, among other agenda items, of this proposed amendment, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

8.             This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

9.             All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of __________, 20___.

NET ELEMENT, INC., a Delaware corporation

By:
Name:
Title:

Appendix "B"

PREFERRED PURCHASE AGREEMENT

Appendix “C”

CERTIFICATE OF DESIGNATIONS

Appendix “D”

NOTE PURCHASE AGREEMENT

Appendix “E”

FORM OF NOTE

Appendix “F”

FORM OF WARRANT

NET ELEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

[______________ _], 2015

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Shareholders are available at
http://www.cstproxy.com/netelement/2015

The undersigned shareholder(s) of Net Element, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Oleg Firer and Jonathan New, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held be held on [________ __], 2015, at 11:00 am, local time, at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	Nominees	☐	☐	☐

01	Oleg Firer	04	James Caan
02	Kenges Rakishev	05	William Healy
03	David P. Kelley II	06	Drew J. Freeman

The Board of Directors recommends that you vote FOR the following proposal:

2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase authorized common stock to 300 million shares.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3.     To approve the issuance by the Company, for purposes of the NASDAQ Listing Rules 5635(a) and (b), of Common Stock of the Company issued and issuable pursuant to the terms of the Certificate of Designations of the 5,500 shares of Series A Convertible Preferred Stock, par value $0.01 upon conversion, amortization, payment of dividends, as part of the make-whole amount or otherwise of, or with respect to, such Preferred Stock, in each case, without giving effect to the Exchange Cap.

For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

4. To approve the issuance by the Company for purposes of the NASDAQ Listing Rule 5635(d), of Common Stock of the Company issued and issuable (x) pursuant to the terms of the Senior Convertible Notes of the Company upon conversion, amortization, payment of interest, and as part of the make-whole amount, or otherwise of, or with respect to, such Notes and (y) upon exercise of the accompanying Warrants, in each case, without giving effect to the Exchange Cap.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.